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EXHIBIT 99.1     PRESS RELEASE




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                      RICHMOND COUNTY FINANCIAL CORP.
            1214 CASTLETON AVENUE, STATEN ISLAND, NEW YORK 10310-1702
       (718) 448-2800 EXECUTIVE OFFICE (718) 815-7048 FINANCE DEPARTMENT




PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:
ANTHONY E. BURKE                        Thomas R. Cangemi
President and COO                       Senior Vice President and CFO
Tel: (718) 448-2800                     Tel: (718) 815-7048; Fax: (718) 815-7371


                                RICHMOND ANNOUNCES
                     INTERNET BANKING SITE - "WWW.RCBK.COM"


Staten  Island,   N.Y.  -  April  14,  1999,  Richmond  County  Financial  Corp.
(NASDAQ/NMS:RCBK), the holding company for Richmond County Savings Bank, a $2.6 billion savings bank with 24 branches throughout Staten Island and Brooklyn (New
York) and Bayonne, Newark, Elizabeth and Union (New Jersey) announced today that the Bank will begin offering Internet Banking services via the World Wide Web at www.rcbk.com during this quarter of 1999.
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Michael F.  Manzulli,  Chairman and CEO of the Company  commented,  "The bank is committed to developing new financial products and services. We believe the most efficient and effective distribution channel is delivery via the Internet. This exciting new service has been in development since the fall of 1998. We are nearing completion of testing and expect to make RCBK Online ("Online") fully available this current quarter."

To introduce Online, Richmond has utilized the development and implementation capabilities through an internet banking service agreement with nFront, Inc., the leading provider of full service internet banking solutions, and support services provided by BISYS Group, Inc., one of the nation's leading technology outsourcing providers to financial institutions. Online will allow the bank to offer its customers access to their accounts through personal computers using a secured 128-bit supported


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browser,  24 hours a day, seven days a week, 365 days a year.  ONLINE will offer
Checking, Savings, and Money Market accounts, CD's and a complete array of Lending products. ONLINE Bill Payment will also be available in addition to the ability to download customer transactions to financial management software such as Quicken(R) and Microsoft Money(R).

"We are pleased to offer our customers a secure, comprehensive Internet Banking Solution", stated Anthony E. Burke, President and COO of the Company. "The convenience of Internet Banking via ONLINE complements our branch network and enables the bank to expand its marketplace. We anticipate that users will enjoy the benefits of conducting their banking business whenever they choose, wherever there is Internet access."

The bank also is pleased to announce that it is in the final development stages of its Internet Business Banking product, also developed through NFRONT; it is called NBUSINESS. Customers will also be able to access the site through www.rcbk.com. "Our Business customers have been asking for the next generation
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cash  management  products for some time now...and this is it" stated Mr. Burke.
"Business customers will have state-of-the-art cash management capabilities at their fingertips 24 hours a day. This will be an invaluable tool for the hands-on manager. We expect to make it available by the end of this quarter as well."

Once the internet source is fully operational, internet accounts may be opened online by visiting www.rcbk.com or by visiting any branch of Richmond County
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Savings Bank, or any branch of its two divisional banks, Ironbound Bank or First
Savings Bank. Existing customers may access their accounts by signing up for ONLINE.

Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.



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